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                                                                    Exhibit 4(l)

                              CERTIFICATE OF TRUST
                                       OF
                        PIONEER-STANDARD FINANCIAL TRUST

          THIS Certificate of Trust of Pioneer-Standard Financial Trust (the "Trust"), dated as of February 27, 1998 is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. (section)3801, ET SEQ).

          1. NAME. The name of the business trust formed hereby is Pioneer-Standard Financial Trust.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                   WILMINGTON TRUST COMPANY
                                        not in its individual capacity
                                        but solely as trustee of the Trust

                                   By:  /s/ Donald G. MacKelcan
                                        ----------------------------------------
                                        Name: DONALD G. MACKELCAN
                                        Title: ASSISTANT VICE PRESIDENT

                                   JOHN V. GOODGER, not in his individual
                                        capacity but solely as trustee of the
                                        Trust

                                   By:  /s/ John V. Goodger
                                        ----------------------------------------